UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 28, 2012
Date of Report (Date of earliest event reported)

American Spectrum Realty, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-16785	52-2258674
(State or Other Jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2401 Fountain View, Suite 750, Houston, Texas 77057
(Address of principal executive offices) (Zip Code)
(713) 706-6200
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 28, 2012, Mr. Presley E. Werlein, III notified the Registrant of his intent to resign from service as a Director of the Registrant.  Mr. Werlein’s resignation is effective September 28, 2012.  Mr. Werlein resigned due the acceptance of several new business projects that will require extensive travel and time.  He was Chairman of the Registrant’s Audit Committee and was a member of the Registrant’s Compensation and Nominating/Governance Committees.  Mr. Werlein has served as a Director since 2006.

The Company is pleased to announce that the Board of Directors has appointed three new members to the Board: Mr.  Patrick D. Barrett, Mr. Stacey F. Speier, and Mr. James L. Hurn, effective October 1, 2012.

Mr. Barrett is a real estate investor owner/operator through his company Capstone Realty Partners, LLC, which he founded in 2002.  Mr. Barrett is an experienced real estate executive and principal with more than twenty-five years of expertise in the acquisition and operation of all categories of investment properties.  Mr. Barrett was appointed to the Company’s Audit, Compensation and Nominating/Corporate Governance Committees.  Mr. Barrett brings real estate acquisition, operations, finance, management and leadership expertise to the Board.

Mr. Speier is currently the owner of Farmers Insurance – Speier Insurance Agency.  From 1987 to 1994 Mr. Speier served as chief financial officer for First Realty Reserve, a tax shelter syndicator.  As CFO, Mr. Speier was responsible for audit activities, review of financial statements, and monitoring the execution of the Company’s annual financial work plan.  Mr. Speier was appointed to the Company’s Audit, Compensation and Nominating/Corporate Governance Committees.  Mr. Speier brings accounting, insurance, and financial expertise to the Board.

Mr. Hurn is a senior executive and licensed attorney with extensive experience in investment  assessment & selection, business valuation, strategic planning, capital structure design/fundraising, corporate finance and operational management.  Mr. Hurn currently serves as Senior Counsel at Peissel Law Firm, L.L.P and has over 36 years of direct investment and management experience with specific experience in raising capital.  Mr. Hurn brings corporate financing, executive leadership, and legal expertise to the board.

Item 9.01 Financial Statements and Exhibits.

(c)     Exhibits.

Exhibits	Description

99.1	Press release dated October 2, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN SPECTRUM REALTY, INC.

	By:		/s/ William J. Carden
		Name:	William J. Carden
		Title:	Chairman of the Board, President
and Chief Executive Officer

Date: October 2, 2012